Exhibit 99.1

5655 Riggins Court, Suite 15 Reno, NV 89502 Tel : 888 909-5548 Fax : 888 909-1033

OTCQX: NGLD

NEVADA CANYON ANNOUNCES SIGNIFICANT GOLD INTERCEPTS AT THE LAPON CANYON GOLD PROJECT

Reno, Nevada. December 11, 2025 - Nevada Canyon Gold Corp. (OTCQX: NGLD) (the “Company” or “Nevada Canyon”) is pleased to announce the release of additional drill results from the 2025 reverse circulation (“RC”) drill program on the Lapon Canyon Gold Project, (the “Project” or “Lapon Canyon”), by Walker River Resources Corp (TSX-V:WRR) (“Walker River”) (see WRR news release Dec. 11, 2025). Lapon Canyon is 100% owned by Walker River and located within the prolific Walker Lane gold trend in Nevada, 40 miles southeast of Yerington NV. Nevada Canyon has an $5M Exploration Stream Earn-in Agreement for 50% of the Project (see Company news release Feb. 3, 2025) and holds a 3% Net Smelter Royalty (“NSR”). Spending at Lapon Canyon by the Company is over $1.4M to date.

Walker River reported that the 2025 drill programs have resulted in the discovery of intrusive related gold mineralization at Lapon Canyon significantly increasing the size potential of the Project with much wider gold intercepts, prior drill programs had returned higher grade narrower intercepts. This discovery indicates a high potential for significant gold emplacement within new deeper-seated rock units. To advance the understanding of these zones, geophysical surveys are being planned to help identify future drill targets in the deeper-seated intrusive bodies.

Highlights:

Results from drilling on the new upper drill roads continue to confirm and extend gold mineralization to the south and the east of the Hotspot zone, results include:

●	3.05 g/t Au over 53.3 m starting at 117.4 m, including 6.67 g/t Au over 18.3 m in hole LC-25-163
●	1.49 g/t Au over 47.2 m starting at 86.9 m, including 13.8 g/t Au over 1.5 m in hole LC-25-162
●	1.14 g/t Au over 45.7 m starting at 88.4 m in hole LC-25-159
●	1.05 g/t Au over 29.0 m starting at 111.3 m in hole LC-25-161
●	1.01 g/t Au over 54.8 m starting at 105.2 m in hole LC-25-164
●	1.03 g/t Au over 45.7 m starting at 79.3 m in hole LC-25-165
●	0.98 g/t Au over 19.8 m starting at 94.5 m in hole LC-25-157 where the gold mineralization is within granite, which is notable.

Walker River also reported it was notable that the gold encountered in drillholes LC-25-158 to 165 is contained within monzonitic units. The presence of monzonite as the host rock suggests the potential for a monzonite porphyry system- deposit types that are associated with very large gold and copper bearing systems in Nevada. The increased presence of copper from the multi-element Geochem sampling program also supports this interpretation.

“Results from the 2025 exploration campaign have been much better than anticipated. We have additional results pending and are already planning a geophysical survey to identify the drill targets into the deep-seated rock units for our next drilling campaign. The excitement for the potential of this project is really growing,” commented Lisa Doddridge, President and Director of the Company. “All the work at the Project continues to confirm the potential for large scale mineralization and the potential value of Lapon Canyon. Drilling to date will be the basis of a NI 43-101 compliant resource that is expected sometime in 2026, the first major milestone for the Project.”

The 2025 drill program at Lapon Canyon focused on exploration and resource definition, at the existing Hotspot deposit and the extensions of the deposit along strike and down dip. This drilling at Hotspot has significantly expanded the footprint of gold mineralization to the south and the east. Both historical and current drill results continue to indicate that the gold system is predominantly sub-horizontal to moderately south-dipping in geometry, with evidence suggesting the presence of more steeply dipping, high-grade shoots developed within the broader mineralized zones.

Other significant results can be found in Table 1 Below:

	From	To	Width*	Gold	Notes:
Drill Hole	(m)	(m)	(m)	(g/t)
LC-25-157	94.5	114.3	19.8	0.98	granite

LC-25-158	202.7	216.4	13.7	1.74
Incl	208.8	210.3	1.5	12.10

LC-25-159	88.4	134.1	45.7	1.14

LC-25-160	160.0	176.8	16.8	0.55

LC-25-161	111.3	140.2	29.0	1.05

LC-25-162	86.9	134.1	47.2	1.49
incl	102.1	103.6	1.5	13.8

LC-25-163	117.4	170.7	53.3	3.05
incl	135.6	153.9	18.3	6.67

LC-25-164	105.2	160.0	54.8	1.01

LC-25-165	79.3	124.9	45.7	1.03

Table 1. Drill Results

*Sampled width is presented. True width is estimated to be between 75 and 95 percent of sampled widths

Figure 1. Plan map of the Lapon Gold deposit, showing the Central and Hotspot zones with historic and 2025 drilling results and contours for 0.1 – 1.0 g/t Au (yellow) and 1.0 – 10.0 g/t Au (magenta).

LC-25-163
3.05 g/t Au over 53.3 m
Including 6.67 g/t Au over 18.3 m
LC-25-161
1.05 g/t Au over 29.0 m
LC-25-157
0.98 g/t Au over 19.8 m
LC-25-160
0.55 g/t Au over 16.8 m
LC-25-165
1.03 g/t Au over 45.7 m
LC-25-159
1.14 g/t Au over 45.7 m
LC-25-164
1.01 g/t Au over 54.8 m
LC-25-162
1.49 g/t Au over 47.2 m
Including 13.8 g/t Au over 1.5 m
LC-25-158
1.74 g/t Au over 13.7 m
Incl. 12.1 g/t Au over 1.5 m
LC-25-147
LC-25-151
LC-25-154
LC-25-156
LC-25-152
LC-25-148
LC-25-150
50 m
View looking southeast +/- 75
Legend
Au ppm
>10
5.0-10.0
3.0-5.0
1.0-3.0
0.5-1.0
0.25-0.5
0.1-0.25
Historical drill holes
2025 drill hole (previous release)
2025 drill hole (this release)
2025 drill hole (not yet released)
Claim boundary

Figure 2. Cross-section of the Lapon Gold deposit at Hotspot, showing historic and 2025 drilling results with highlights of intervals from this release and contours for 0.1 – 1.0 g/t Au (yellow) and 1.0 – 10.0 g/t Au (red).

Results from previous and current (2025) drill programs, including results not yet received, will be the basis for the completion of an initial NI 43-101 compliant mineral resource on the Project which is expected to be complete sometime in 2026. In addition, work will continue at Lapon Canyon to identify future drill targets in the deeper-seated intrusive bodies, using geophysical surveys, geological mapping and sampling. Further drill results will be released as they become available.

Sampling Methodology, Chain of Custody, Quality Control and Quality Assurance

All sampling was conducted under the supervision of the Company’s project geologists and the chain of custody from the drill to the sample preparation facility was continuously monitored. A blank or certified reference material was inserted approximately every tenth sample. The Lapon Canyon samples were delivered to American Assays Laboratories’ certified laboratory facilities in Sparks, NV. The samples were crushed, pulverized and the sample pulps digested and analyzed for gold using fire assay fusion and a 50 g gravimetric finish. Certain intensely altered samples used a 1 kg pulp screened to 100 microns. Duplicate assay on screen undersize. Assay of entire oversize fraction.

Samples are taken and bagged directly at the drill rig at every 1.5-meter interval, standard in the exploration industry. A small sample is also taken at the drill rig and put into a chip tray for examination purposes and to determine those sample bags that should be sent to the lab for assay purposes. Often this work is carried out using a microscope for the examination of the rock chips. The full sample bag from the interval chosen for assay purposes is then sent directly from the drill site to the lab, located in Sparks, NV.

The scientific and technical information contained in this news release has been reviewed, verified and approved by Dave Nuttal P.Geo, President of Geo Exploration Ltd, who is an independent Qualified Person as defined under NI 43-101 Standards of Disclosure for Mineral Projects.

About the Lapon Canyon Project

Lapon Canyon hosts historical, high grade gold mining with approximately 2,000 feet of underground workings in three adits. Historical underground work returned numerous assay values in the one-ounce-per-ton range. (NI 43-101, Montgomery and Barr, 2004). Walker River has completed considerable exploration work to date, with numerous drill hole intercepts that have indicated significant gold mineralization. The Project is located within Nevada’s Prolific Walker Lane shear zone, easily accessible by secondary state roads, located approximately 40 miles southeast of Yerington, Nevada. A state power grid transmission line passes within 2 miles of the Project.

About Nevada Canyon Gold Corp.

Nevada Canyon Gold Corp. is a US-based natural resource company headquartered in Reno, Nevada. The Company has a large, strategic land position and royalties in multiple projects, within some of Nevada’s highest-grade historical mining districts, offering year-round access and good infrastructure in proven and active mining districts. The Company has a three-fold business model; i) mineral royalty creation and acquisition; ii) precious-metals and exploration streaming & financing; and iii) exploration project accelerator.

For further information please contact:

Corporate Communications

Larry Heuchert

Tel: 1-888-909-5548 Ext. 2

Email: ir@nevadacanyongold.com

Web: www.nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, and any potential results from such programs. Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties, its royalties owned on properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company’s actual results could differ materially from those discussed in this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2024, Quarterly Reports and Current Reports.